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                                                                 EXHIBIT 10.2(a)

                           PLAYBOY ENTERPRISES, INC.



                               January 12, 1998

Hugh M. Hefner
10236 Charing Cross Road
Los Angeles, CA 90024

Dear Mr. Hefner:

By your countersignature of this letter, you will evidence your agreement to amend that certain Agreement of Lease made as of June 1, 1979, as amended, (the "Lease") by and between you and Playboy Enterprises, Inc. ("Playboy"). All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless otherwise specified.

To coincide with the change in Playboy's fiscal year, the current term of the Lease shall be extended through December 31, 1998 and shall continue for 12 month periods thereafter unless terminated as provided under the Lease.

The next consumer price index adjustment to your rent and food and beverage units will be made on the basis of the 18 month period from July 1, 1997 through December 31, 1998. A rent update covering the 18 month period will be prepared within 120 days of December 31, 1998 and you will be billed or credited for actual benefits received.

The next formal appraisal of your accommodations at Mansion West will be made in calendar 2001.

All other terms of the Lease shall remain in full force and effect.

Playboy Enterprises, Inc.


By /s/ Howard Shapiro                         /s/ Hugh M. Hefner
  ------------------------                    ------------------------------
Executive Vice President                          Hugh M. Hefner


        680 NORTH LAKE SHORE DRIVE/CHICAGO, ILLINOIS 60611/312 751-8000